UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

January 22, 2024	0-7928
Date of Report	Commission File Number
(Date of earliest event reported)

(Exact name of registrant as specified in its charter)

Delaware	11-2139466
(State or other jurisdiction of	(I.R.S. Employer Identification Number)
incorporation or organization)

68 South Service Road, Suite 230
Melville, New York 11747
(Address of Principal Executive Offices) (Zip Code)

(631) 962-7000
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of exchange on which registered
Common Stock, par value $0.10 per share	CMTL	Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

COMTECH TELECOMMUNICATIONS CORP /DE/

Item 1.01.	Entry into a Material Definitive Agreement.

On January 22, 2024, Comtech Telecommunications Corp., a Delaware corporation (the “Company”), entered into a Subscription and Exchange Agreement (the “Subscription and Exchange Agreement”) with certain affiliates and related funds of Magnetar and White Hat Capital Partners LP (each, an “Investor” and collectively, the “Investors”), relating to (i) the issuance and sale of 45,000 shares of a new series of the Company’s Series B Convertible Preferred Stock, par value $0.10 per share, titled the “Series B Convertible Preferred Stock” (the “Series B Convertible Preferred Stock”), for an aggregate purchase price of $45,000,000, or $1,000 per share (the “Primary Issuance”), (ii) the exchange of 100,000 shares of the Company’s Series A-1 Convertible Preferred Stock, par value $0.10 per share (the “Series A-1 Convertible Preferred Stock), for 115,721.22 shares of Series B Convertible Preferred Stock (the “Exchange”) and (iii) the issuance to the Investors of 5,400 shares of Series B Convertible Preferred Stock in lieu of cash for certain expense reimbursements (the “Additional Issuance” and, together with the Primary Issuance and the Exchange, the “Issuance”). On January 22, 2024 (the “Closing Date”), pursuant to the terms of the Subscription and Exchange Agreement, the Investors and the Company consummated the Issuance. As a result of the Exchange, no shares of Series A-1 Convertible Preferred Stock remain outstanding.

Designation of Series B Convertible Preferred Stock

The Series B Convertible Preferred Stock will rank senior to the shares of the Company’s common stock, par value $0.10 per share (the “Common Stock”), with respect to the payment of dividends and the distribution of assets upon a liquidation, dissolution or winding up of the Company. The Series B Convertible Preferred Stock will initially have a liquidation preference of $1,000 per share. Holders of the Series B Convertible Preferred Stock will be entitled to a cumulative dividend (the “Dividend”) at the rate of 9.00% per annum, compounding quarterly, paid-in-kind, or 7.75% per annum, compounding quarterly, paid in cash, at the Company’s election. For any quarter in which the Company elects not to pay the Dividend in cash with respect to a share of Series B Convertible Preferred Stock, such Dividend will become part of the liquidation preference of such share, as set forth in the Certificate of Designations designating the Series B Convertible Preferred Stock, which was filed by the Company with the Secretary of State of the State of Delaware on the Closing Date (the “Certificate of Designations”). In addition, no dividend or other distribution on the Common Stock will be declared or paid on the Common Stock unless, at the time of such declaration and payment, an equivalent dividend or distribution is declared and paid on the Series B Convertible Preferred Stock (the “Participating Dividend”), provided that in the case of any such dividend in the form cash, in lieu of a cash payment, such Participating Dividend will become part of the liquidation preference of the shares of Series B Convertible Preferred Stock, as set forth in the Certificate of Designations.

Conversion Rights and Mandatory Conversion

The Series B Convertible Preferred Stock will be convertible into shares of Common Stock at the option of the holders thereof at any time. At any time after July 22, 2027, the Company has the right to mandatorily convert the Series B Convertible Preferred Stock, subject to certain restrictions based on the price of the Common Stock in the preceding thirty (30) trading days. The conversion price for the shares issued in the Issuance is $7.99, subject to certain adjustments set forth in the Certificate of Designations (as adjusted, the “Conversion Price”).

Voting and Consent Rights

Holders of the Series B Convertible Preferred Stock will be entitled to vote with the holders of the Common Stock on an as-converted basis. Holders of the Series B Convertible Preferred Stock will be entitled to a separate class vote with respect to, among other things, amendments to the Company’s organizational documents that have an adverse effect on the Series B Convertible Preferred Stock, authorizations or issuances of securities of the Company (other than the issuance of up $50,000,000 of shares of Common Stock), the payment of dividends, related party transactions, repurchases or redemptions of securities of the Company, dispositions of businesses or assets, the incurrence of indebtedness and amendments to the Company’s Third Amended and Restated Credit Agreement, dated as of November 7, 2023, by and among the Company and the lenders party thereto (the “Credit Agreement”) on terms and conditions that, taken as a whole, (A) are materially different from the existing Credit Agreement or (B) adversely affect the ability of the Company to perform its obligations in connection with an optional repurchase of the Series B Convertible Preferred Stock, in each case, subject to the exceptions and qualifications set forth in the Certificate of Designations.

Repurchase Rights

Each Investor will have the right to require the Company to repurchase such Investor’s Series B Convertible Preferred Stock either (a) on or after October 31, 2028 or (b) upon the consummation of an Asset Sale (as defined in the Certificate of Designations) meeting certain criteria, in either case, at a price and on the terms set forth in the Certificate of Designations. The Company will have the right to repurchase all, or less than all, of the shares of Series B Convertible Preferred Stock upon the consummation of an Asset Sale meeting the same criteria, at a price and on the terms set forth in the Certificate of Designations.

In addition, each Investor will have the right to cause the Company to repurchase its shares of Series B Convertible Preferred Stock in connection with a Change of Control, at a price and on the terms set forth in the Certificate of Designations.

Warrant

Upon the occurrence of a repurchase by an Investor or the Company as described above, the Company will issue to each Investor whose shares of Series B Convertible Preferred Stock were repurchased a warrant to purchase Common Stock (a “Warrant”). A Warrant will represent the right to acquire Common Stock, as further described in the Subscription and Exchange Agreement, for a term of five years and six months from the issuance of such Warrant at an initial exercise price equal to the Conversion Price on the date of issuance of such Warrant, subject to certain adjustments.

The foregoing description of the Warrant is not complete and is qualified in its entirety by reference to the form of the Warrant, which is attached to this Current Report on Form 8-K as Exhibit 99.1, and is incorporated herein by reference.

Right to Nominate Director

For so long as the Investors (or their permitted transferees) own beneficially and of record an amount of Series B Convertible Preferred Stock with an aggregate Liquidation Preference equal to at least $50,000,000 (including the Liquidation Preference of any shares of Series B Convertible Preferred Stock previously held that were subsequently converted into shares of Common Stock for so long as the Investors (or their permitted transferees) continue to own beneficially and of record such shares of Common Stock), the Investors representing at least a majority of the outstanding shares of Series B Convertible Preferred Stock then outstanding will have the right to nominate one person to serve on the Board of Directors of the Company (the “Board”). The initial nominee of the Investors is Mark R. Quinlan (who currently serves on the Board). Mr. Quinlan and the Company entered into an Indemnification Agreement in the same form as the Form of Indemnification Agreement which was previously filed as Exhibit 10.1 to the Company’s Form 8-K filed on March 8, 2007.

Standstill

Until the earliest to occur of (a) January 22, 2025, with respect to clause (2) below and, otherwise, January 22, 2026, (b) the occurrence of a Bankruptcy Event (as defined in the Credit Agreement) and (c) certain Events of Default (as defined in the Credit Agreement), subject to the qualifications set forth in the Subscription and Exchange Agreement, the Investors will be subject to certain standstill restrictions pursuant to which the Investors will be restricted, among other things and subject to certain customary exceptions, from (1) acquiring more than a specified amount of the Company’s outstanding Common Stock or securities exchangeable for or convertible into the Common Stock, (2) entering into any derivative or other convertible instruments, hedging contracts or other derivative securities or similar instruments related to the purchase or sale of Common Stock, (3) making, participating in or encouraging any proxy solicitation or submitting any shareholder proposal to the Company, (4) publicly proposing any change of control or other material transaction involving the Company, (5) encouraging or entering into any agreements with any person with respect to any of the foregoing, (6) purchasing, selling or otherwise trading debt securities of the Company if as a result such Investor would beneficially own 19.99% of the Company’s outstanding debt securities or (7) taking any action that would require the Company to make a public announcement regarding any of the foregoing.

Transfer Restrictions

Until the earliest of (a) January 22, 2025 and (b) termination of the standstill provisions (as described above), the Investors will be restricted from transferring the Series B Convertible Preferred Stock, subject to certain specified exceptions.

The Subscription and Exchange Agreement has been filed as Exhibit 10.1 attached to this Current Report on Form 8-K to provide investors and securityholders with information regarding its terms and conditions. It is not intended to provide any other information about the Investors or the Company. The Subscription and Exchange Agreement contains representations, warranties and covenants of the parties thereto made to and solely for the benefit of each other, and such representations, warranties, and covenants may be subject to materiality and other qualifiers applicable to the contracting parties that differ from those that may be viewed as material to investors. Investors and securityholders should not rely on the representations, warranties and covenants as characterizations of the actual state of facts. Moreover, information concerning the subject matter of the representations, warranties and covenants may change after the date of the Subscription and Exchange Agreement, which subsequent information may or may not be fully reflected in the Company’s public disclosures.

The foregoing description of the Subscription and Exchange Agreement and the Certificate of Designations is not complete and is qualified in its entirety by reference to the Subscription and Exchange Agreement, which is attached to this Current Report on Form 8-K as Exhibit 10.1, and the Certificate of Designations, which is attached to this Current Report on Form 8-K as Exhibit 3.1, each of which is incorporated herein by reference.

Voting Agreements

In connection with the closing of the Issuance, the Company entered into Voting Agreements with each of the Investors (together, the “Voting Agreements”), pursuant to which the Investors agreed, among other things, subject to the qualifications and exceptions set forth in the Voting Agreements, to vote their shares of Series B Convertible Preferred Stock in the same proportion as the vote of all holders (excluding the Investors) of the Series B Convertible Preferred Stock or Common Stock, as applicable, with respect to any shares of Series B Convertible Preferred Stock or shares issued upon conversion of the Series B Convertible Preferred Stock that would exceed, in the case of Magnetar, 16.50% of the Company’s outstanding voting power and, in the case of White Hat, 3.4999% of the Company’s outstanding voting power. In connection with the Issuance, the existing amended and restated voting agreements, each dated as of November 10, 2021, by and between the Company and the Investors party thereto (collectively, the “Prior Voting Agreements”), were terminated.

The foregoing description of the Voting Agreements is not complete and is qualified in its entirety by reference to the form of the Voting Agreement, which is attached to this Current Report on Form 8-K as Exhibit 99.2, and is incorporated herein by reference.

Registration Rights Agreement

In connection with the closing of the Issuance, the Company entered into a Registration Rights Agreement with the Investors, pursuant to which the Company granted the Investors certain customary registration rights with respect to shares of Series B Convertible Preferred Stock and Common Stock issuable upon conversion of Series B Convertible Preferred Stock.

The foregoing description of the Registration Rights Agreement is not complete and is qualified in its entirety by reference to the Registration Rights Agreement, which is attached to this Current Report on Form 8-K as Exhibit 99.3, and is incorporated herein by reference.

Certificate of Elimination

Following completion of the Exchange and promptly after the related cancellation of all the outstanding shares of Series A-1 Convertible Preferred Stock, the Company will file a Certificate of Elimination of Series A-1 Convertible Preferred Stock of the Company (the “Certificate of Elimination”) with the Secretary of State of the State of Delaware as part of the Company’s Certificate of Incorporation in accordance with the Delaware General Corporation Law.

The foregoing description of the Certificate of Elimination does not purport to be complete and is qualified in its entirety by reference to the Certificate of Elimination which is attached hereto as Exhibit 3.2 and is incorporated by reference herein.

This Current Report on Form 8-K does not constitute an offer to sell, or a solicitation of an offer to buy, any security and shall not constitute an offer, solicitation or sale in any jurisdiction in which such offer, solicitation or sale would be unlawful.

Item 1.02.	Termination of a Material Definitive Agreement.

The information related to the termination of the Prior Voting Agreements contained in Item 1.01 of this Current Report on Form 8-K is incorporated herein by reference.

Item 2.03.	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of the Registrant.

The information related to the issuance, sale and exchange of the Series B Convertible Preferred Stock contained in Item 1.01 of this Current Report on Form 8-K is incorporated herein by reference.

Item 3.02.	Unregistered Sales of Equity Securities.

The information related to the issuance, sale and exchange of the Series B Convertible Preferred Stock contained in Item 1.01 of this Current Report on Form 8-K is incorporated herein by reference.

As described in Item 1.01, pursuant to the terms of the Subscription and Exchange Agreement, the Company has issued shares of Series B Convertible Preferred Stock to the Investors. This issuance, sale and exchange is and will be exempt from registration under the Securities Act of 1933, as amended (the “Securities Act”), pursuant to Section 4(a)(2) of the Securities Act or Regulation D promulgated thereunder. The Investors represented to the Company that they are “accredited investors” as defined in Rule 501 of the Securities Act and that the Series B Convertible Preferred Stock is being acquired for investment purposes and not with a view to, or for sale in connection with, any distribution thereof, and appropriate legends will be affixed to any certificates evidencing shares of the Series B Convertible Preferred Stock or shares of the Common Stock issued in connection with any future conversion of the Series B Convertible Preferred Stock.

Item 5.03	Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

The information contained in Item 1.01 of this Current Report on Form 8-K is incorporated herein by reference.

On January 22, 2024, the Company filed the Certificate of Designations with the Secretary of State of the State of Delaware to establish the terms, rights, obligations and preferences of the Series B Convertible Preferred Stock. The Certificate of Designations became effective upon filing with the Secretary of State of the State of Delaware.

The description of the Certificate of Designations contained herein is not complete and is qualified in its entirety by reference to the Certificate of Designations, which is attached to this Current Report on Form 8-K as Exhibit 3.1, and is incorporated herein by reference.

Forward-Looking Statements

Certain statements contained herein are forward-looking statements that involve risks, uncertainties and assumptions. If the risks or uncertainties ever materialize or the assumptions prove incorrect, the Company’s results may differ materially from those expressed or implied by such forward-looking statements. All statements other than statements of historical fact could be deemed forward-looking, including, but not limited to, statements about the investment described herein and achievement of its potential benefits and the intended use of proceeds. Risks and uncertainties that could impact these forward-looking statements include: the Company’s ability to access capital and liquidity so that it is able to continue as a going concern; the possibility that the expected synergies and benefits from acquisitions will not be fully realized, or will not be realized within the anticipated time periods; the risk that the acquired businesses will not be integrated successfully; the possibility of disruption from acquisitions or dispositions, making it more difficult to maintain business and operational relationships or retain key personnel; the risk that the Company will be unsuccessful in implementing its “One Comtech” transformation and integration of individual businesses into two segments; the risk that the Company will be unsuccessful in implementing a tactical shift in its Satellite and Space Communications segment away from bidding on large commodity service contracts and toward pursuing contracts for its niche products and solutions with higher margins; the nature and timing of the Company’s receipt of, and the Company’s performance on, new or existing orders that can cause significant fluctuations in net sales and operating results; the timing and funding of government contracts; adjustments to gross profits on long-term contracts; risks associated with international sales; rapid technological change; evolving industry standards; new product announcements and enhancements; changing customer demands and or procurement strategies; changes in prevailing economic and political conditions, including as a result of Russia’s military incursion into Ukraine and the Israel-Hamas war; changes in the price of oil in global markets; changes in prevailing interest rates and foreign currency exchange rates; risks associated with the Company’s legal proceedings, customer claims for indemnification, and other similar matters; risks associated with the Company’s obligations under its credit facility and the Company’s ability to refinance its credit facility; risks associated with the Company’s large contracts; risks associated with supply chain disruptions; and other factors described in this and the Company’s other filings with the Securities and Exchange Commission. The Company assumes no obligation and does not intend to update these forward-looking statements or to conform these statements to actual results or to changes in our expectations.

Item 9.01.	Financial Statements and Exhibits.

(d)       Exhibits

Exhibit No.	Description
3.1	Certificate of Designations designating the Series B Convertible Preferred Stock
3.2	Form of Certificate of Elimination eliminating the Series A-1 Convertible Preferred Stock
10.1	Subscription and Exchange Agreement, dated as of January 22, 2024, by and among Comtech Telecommunications Corp. and the Investors named therein
99.1	Form of Warrant
99.2	Form of Voting Agreement
99.3	Registration Rights Agreement, dated as of January 22, 2024, by and among Comtech Telecommunications Corp. and the Investors named therein
104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Date: January 23, 2024

COMTECH TELECOMMUNICATIONS CORP.

By:	/s/ Michael A. Bondi
	Name:	Michael A. Bondi
	Title:	Chief Financial Officer